Exhibit 21.1
FORESTAR GROUP INC.
SUBSIDIARIES

Subsidiary Name	Jurisdiction	Ownership
Forestar (USA) Real Estate Group Inc.	Delaware	100.000%
242, LLC	Texas	50.000%
4S/RPG Land Company, L.P.	Texas	55.000%
Arrowhead Ranch Utility Company LLC	Texas	100.000%
Azalea/Lantana, L.P.	Texas	55.000%
Bandera/Lantana, L.P.	Texas	55.000%
Bandera/Lantana II, L.P.	Texas	55.000%
Bellaire/Lantana, L.P.	Texas	55.000%
Blackberry Island, LP	Texas	74.000%
Brazos/Lantana, L.P.	Texas	55.000%
CL/RPG Land Company, L.P.	Texas	55.000%
CL Realty, L.L.C.	Delaware	50.000%
Carlisle/Lantana II, L.P.	Texas	55.000%
Chandler Road Properties, L.P.	Texas	49.900%
Dalmac-Shelton Fannin Farms, LTD	Texas	49.000%
Double Horn Water Supply Corporation, Inc.	Texas	100.000%
FMF Memorial LLC	Delaware	100.000%
FirstLand Investment Corporation	Texas	100.000%
Forestar Hotel Holding Company Inc.	Nevada	100.000%
Capitol of Texas Insurance Group Inc.	Delaware	100.000%
Top of Westgate Corporation	Texas	100.000%
CCA Hospitality, Inc.	Texas	100.000%
Forestar Minerals LLC	Delaware	100.000%
Forestar Oil & Gas LLC	Delaware	100.000%
Forestar/RPG Land Company LLC	Texas	65.000%
Forestar Realty Inc.	Delaware	100.000%
TEMCO Associates, LLC	Georgia	50.000%
GBF/LIC 288, Ltd.	Texas	74.000%
Gulf Coast-Stonehill, LLC	Delaware	80.000%
HM Pfluger, LTD	Texas	49.000%
Harbor Lakes Golf Club LLC	Delaware	100.000%
Harbor Lakes Club Management LLC	Texas	100.000%
Ironstob, LLC	Georgia	57.900%
Isabel/Lantana, L.P.	Texas	55.000%
Johnstown Farms, LLC	Delaware	100.000%
Kendall/Lantana, L.P.	Texas	55.000%
LIC Ventures Inc.	Delaware	100.000%
Hickory Hill Development, L.P.	Texas	50.000%
Laurel Development II, L.P.	Texas	45.000%
Magnolia/Lantana III, L.P.	Texas	55.000%
Madison/Lantana II, L.P.	Texas	55.000%
Magnolia/Lantana IV, L.P.	Texas	55.000%
Olympia Joint Venture	Texas	50.000%
Palisades West LLC	Texas	25.000%
Preserve at Mustang Island LLC, (The)	Texas	75.000%
Presidio at Judge’s Hill, LP	Texas	59.900%
Round Rock Luxury Apartments Ltd.	Texas	49.200%
SWR Holdings, LLC	Delaware	100.000%
Sustainable Water Resources, LLC	Texas	100.000%
Sabine Real Estate Company	Delaware	100.000%
San Jacinto I LLC	Texas	100.000%
Stoney Creek Properties LLC	Delaware	90.000 *%
Timber Creek Properties LLC	Delaware	88.000%
Wimberley/Lantana L.P.	Texas	55.000%